UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2011

SLM Funding LLC

(Exact name of registrant as specified in its charter)

Delaware	333-166301	04-3480392
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, V3419, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	703 984-6419

Not Applicable

Former name or former address, if changed since last report

SLM Student Loan Trust 2010-2
(Exact name of issuer as specified in its charter)

Delaware	333-141930-17	57-1176559
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o The Bank of New York Mellon Trust Company, National Association 10161 Centurion Parkway Jacksonville Florida 32256
(Address of principal executive offices)

Issuer’s telephone number, including area code:	703 984-6419

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Closing of the sale of SLM Student Loan Trust 2010-2 Class B Notes.

SLM Student Loan Trust 2010-2 (the “Trust”) was formed on January 19, 2010 pursuant to the Trust Agreement (the “Trust Agreement”), dated as of January 15, 2010, among SLM Funding LLC (“SLM Funding”), The Bank of New York Mellon Trust Company, National Association, not in its individual capacity but solely as the eligible lender trustee (the “Eligible Lender Trustee”) and BNY Mellon Trust of Delaware, not in its individual capacity but solely as the Delaware trustee (the “Delaware Trustee”).

On March 17, 2011, SLM Funding, SLM Investment Corporation, SLM Education Credit Finance Corporation (“ECFC”) and SLM Corporation on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”), on the other, executed and delivered the Underwriting Agreement relating to the Student Loan-Backed Class B Notes issued by the Trust.

On March 25, 2011, the Trust’s Student Loan-Backed Class B Notes were sold.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement relating to the Notes, dated March 17, 2011, by and among SLM Funding, SLM Investment Corporation, ECFC, SLM Corporation and the Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2010-2

By: SLM Funding LLC

Dated: March 25, 2011	By: /s/ STEPHEN J. O’CONNELL
Name: Stephen J. O’Connell
Title: Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement relating to the Notes, dated March 17, 2011, by and among SLM Funding, SLM Investment Corporation, ECFC, SLM Corporation and the Representative.